UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2008

Merix Corporation

(Exact name of registrant as specified in its charter)

Oregon	0-23818	93-1135197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15725 SW Greystone Court Suite 200 Beaverton, Oregon	97006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 716-3700

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 25, 2008, Merix Corporation and its subsidiaries (“Merix”) settled its claims against a third party for monetary damages arising from the acquisition in September 2005 of operations now known as Merix Asia. The settlement agreement settles all past claims and any future claims that could arise between the parties relating to the acquisition. As a result of the settlement, Merix will immediately pay $2.5 million to Eastern Pacific Circuits Holdings Limited (“EPCH”). In exchange, Merix is released from its obligation to pay the remaining $7.6 million principal balance of the subordinated note payable to EPCH and all accrued interest. Merix expects this settlement will result in a gain of approximately $5.2 million that will be reported in the third quarter of its 2008 fiscal year.

Merix does not expect any of the other settlement terms contained in the agreement to have a significant financial impact.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merix Corporation (Registrant)

Date: January 28, 2008	By:	/s/ Kelly Lang
Kelly Lang
Executive Vice President and Chief Financial Officer

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